Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 1 of 4

CenterPoint Energy announces 2017 earnings guidance of $1.25 to $1.33 per diluted share

Houston - Jan. 6, 2017 - CenterPoint Energy, Inc. (NYSE: CNP), today announces expected earnings on a guidance basis for 2017 to be in the range of $1.25 to $1.33 per diluted share and reaffirms its expected earnings on a guidance basis to be in the range of $1.16 to $1.20 per diluted share for the year ending Dec. 31, 2016.

Guidance for 2017 includes earnings per share growth expected to come from:

•	Utility growth,

•	Increased earnings per Enable Midstream Partners’ forecast, as provided on Enable’s third quarter 2016 earnings call, and

•	Increased earnings contribution from CenterPoint Energy Services, partly attributable to recent acquisitions.

In addition to these drivers, the company expects lower interest expense and a full year of dividend income from CenterPoint’s investment in Enable’s preferred units.

“Our 2017 earnings guidance represents solid growth over our 2016 year end estimated range supported by both utility operations and midstream investments,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Utility operations, driven by fundamental growth and investment, continue to perform very well and we are pleased with Enable’s 2017 forecast.”

The company anticipates 2017 capital spending of $1.5 billion, a 14 percent increase over the previous forecast for 2017 capital spending. Both the electric and gas utilities are expected to contribute to the growth in capital spending:

•	Houston Electric anticipates capital spending of $922 million in 2017 in support of sustained industrial, commercial and residential customer growth.

•	Gas Distribution anticipates capital spending of $534 million in 2017 to accommodate continued growth, particularly in the Houston metro and Minnesota jurisdictions, as well as pipe replacement needs in the six states served by CenterPoint.

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 2 of 4

CenterPoint Energy’s management will host an earnings call on Tuesday, Feb. 28, 2017, at 11:00 a.m. Eastern time. Company executives will discuss the company’s 2016 earnings results, as well as provide additional detail on earnings growth drivers and the company’s five-year capital forecast.

Earnings Guidance Variables and Assumptions

The guidance range for 2016 and 2017 considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance, the company assumes for midstream investments a limited partner ownership interest in Enable Midstream averaging 55.3 percent for 2016 and 54.1 percent for 2017 and includes the amortization of CenterPoint Energy’s basis difference in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2016, dated Nov. 2, 2016, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

About CenterPoint Energy

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 54.1 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding 2016 and future earnings, and 2016 and future financial performance and results of operations, including, but not limited to earnings guidance, future interest expense, dividend income, capital spending, growth and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 3 of 4

federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (B) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (C) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (D) the demand for crude oil, natural gas, NGLs and transportation and storage services; (E) changes in tax status; (F) access to growth capital; and (G) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 4 of 4

Use of Non-GAAP Financial Measures

CenterPoint Energy provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted diluted earnings per share calculation excludes from diluted earnings per share the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking or 2016 adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted diluted earnings per share. We believe that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in this non-GAAP financial measure exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. CenterPoint Energy’s adjusted diluted earnings per share non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, diluted earnings per share, which is the most directly comparable GAAP financial measure. This non-GAAP financial measure also may be different than non-GAAP financial measures used by other companies.

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